CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm, we hereby consent to the use of our report dated December 28, 2007, on the statement of assets and liabilities of Dollar Strategy Global Trust as of December 20, 2007 and to all references to our firm included in the prospectus and Statement of Additional Information in this Pre-Effective Amendment to Dollar Strategy Global Trust’s Registration Statement on Form N-1A.

/s/ Cohen Fund Audit Servies

Cohen Fund Audit Services, Ltd.

Westlake, Ohio

January 10, 2008